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           EXHIBIT 23.2 CONSENT OF MCGRAIL MERKEL QUINN & ASSOCIATES


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               [LETTERHEAD OF MCGRAIL MERKEL QUINN & ASSOCIATES]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


      We consent to the incorporation by reference into North Penn Bancorp, Inc.'s Registration Statement on Form S-8 of our report dated March 27, 2009, on the financial statements included in North Penn Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2008, and to the use of our name under the heading "Experts" in the Registration Statement.



/s/ McGrail Merkel Quinn
         & Associates


Scranton, Pennsylvania
August 10, 2009